1 CONSULTING AGREEMENT This Consulting Agreement (“Agreement”), dated as of July 6, 2026, is made and entered into by and between John R. Anderson, D.O. (“Consultant”) and Concentra Health Services, Inc. (“Company”). WHEREAS, Consultant will be retiring from his position as Executive Vice President and Chief Medical Officer of the Company effective December 31, 2026; WHEREAS, Company and Consultant desire to enter into a relationship whereby Consultant will provide consulting services to the Company for a period of one (1) year following his retirement, as described below; and WHEREAS, it is the parties’ intention that as of the Effective Date (as defined below) Consultant be an independent contractor and not an employee of the Company, and that, to the fullest extent allowed by law, Consultant will retain sole and absolute discretion, judgment, and control over the manner and means of performing the Services. NOW THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows: 1. Separation of Employment and Appointment as Consultant. On December 31, 2026, Consultant’s employment with the Company and the Employment Agreement between Consultant and the Company dated November 19, 2010, as amended (the “Employment Agreement”)shall terminate. Company hereby appoints Consultant to act as an independent consultant to provide the Services, effective as of January 1, 2027 (the “Effective Date”). From the date this Agreement is executed, through the Effective Date, Consultant will continue to be employed by the Company pursuant to the terms of the Employment Agreement, provided that employment is not terminated prior to the Effective Date by either party per the terms of the Employment Agreement. 2. Consulting Services. Consultant shall perform part-time consulting services during the Term as reasonably requested by Company through Company’s Board of Directors or Chief Executive Officer in connection with clinical strategy, medical affairs, regulatory matters, supporting Consultant’s successor and such other matters as may be reasonably requested (collectively, the “Services”), all of which shall be performed solely in an administrative capacity and not in the capacity of a practicing physician. Consultant shall provide Services for up to ten (10) hours per week unless otherwise approved by the Company. 3. Independent Contractor Status. As of the Effective Date, Consultant is not an employee of Company for any purpose whatsoever, including state and federal taxes and workers’ compensation insurance, but is an independent contractor. Neither this Agreement, the relationship created between the parties hereto pursuant to this Agreement, nor any course of dealing between the parties hereto is intended, during the Term (as defined below), to create, or shall create, an employment relationship, a joint venture, partnership, or any similar relationship. During the Term, Company is interested only in the advice and information provided by Consultant, who shall have

2 sole control of the manner and means of performing Services under this Agreement. Consultant’s work performing the Services is work that is outside Company’s usual course of business. 4. Nature of Consultant's Relationship to Company. The nature of Consultant’s independent contractor relationship with Company during the Term shall be further defined as follows: (a) State and Federal Taxes. Company will not withhold any monies for any state, local or federal taxing authorities from any amounts earned by Consultant pursuant to this Agreement. To the extent required by law, Company shall prepare and file a Form 1099 with the Internal Revenue Service (“IRS”) reporting the amounts paid to Consultant. Consultant shall pay, when and as due, any and all taxes incurred as a result of Consultant’s earnings hereunder, including estimated taxes. Consultant hereby indemnifies Company for any claims, losses, costs, fees, liabilities, damages, penalties, or other injuries suffered by Company arising out of Consultant’s breach of this paragraph. (b) Fringe Benefits. Consultant shall receive no fringe benefits under this Agreement whatsoever, and accordingly, shall receive no insurance benefits (medical, dental or otherwise), disability income, vacation, holiday pay, sick pay, or any other benefits from and after the Effective Date. Consultant hereby waives the right to receive any such benefits during the Term that Company provides to its employees, except with regards to any benefits (and reimbursement therefor) Consultant may be entitled to pursuant to COBRA, as applicable. (c) Consultant’s Expenses. Consultant shall be reimbursed for any expenses incurred by Consultant in performing the Services hereunder, including, but not limited to, travel, long distance telephone, Federal Express, and hotels, provided, that Company’s Chief Executive Officer’s prior approval shall be required once total monthly expenses exceed $2,500. Consultant shall obtain and maintain at Consultant’s sole expense any licenses or insurance required by federal, state or local law to perform the Services. (d) Non-Exclusivity of Services. Consultant is free to pursue any and all outside activities and/or employment as Consultant desires so long as such outside activities and/or employment do not violate the Non-Competition Obligation (Section 7), Non-Solicitation Obligation (Section 8) and Confidentiality (Section 9) provisions of the Employment Agreement, and Company acknowledges that Consultant will likely be involved in other business activities, contracting and/or employment. 5. Compensation. As payment for the Services during the Term, Company shall pay Consultant a consulting fee of $216.00 per hour for each hour of Services performed, up to a maximum of ten (10) hours per week, unless otherwise approved by the Company (the “Consulting Fees”). Subject to Consultant’s compliance with the terms of this Agreement, any earned Consulting Fees shall be paid in arrears by the fifteenth (15th) day of the month following the month in which the Services were performed. Consultant shall supply Company with a monthly invoice setting forth the Services performed during each week to the nearest whole-hour

3 6. Equity Awards. (a) Continued Vesting. Consultant holds outstanding awards of restricted stock granted pursuant to the Concentra Group Holdings Parent, Inc. 2024 Equity Incentive Plan (the “Plan”) and the applicable award agreements thereunder (collectively, the “Equity Awards”). The parties acknowledge and agree that, absent the amendment to the Equity Awards contemplated by this Section 6, the Consultant would forfeit all unvested restricted stock upon his retirement from full-time employment with the Company on December 31, 2026, pursuant to Section 4 of the Equity Awards. The parties agree that, subject to the forfeiture provisions of Section 6(c) below, the Equity Awards shall be amended to modify the forfeiture provisions of Section 4 thereof so that the unvested portion of restricted stock held by Consultant shall continue to vest in accordance with the vesting schedules set forth in the Equity Awards during the Term, provided that Consultant remains in continuous service as a consultant to the Company through each applicable vesting date. The attached Exhibit A sets forth the Consultant’s outstanding Equity Awards subject to the continued vesting provisions of this Agreement. (b) Acceleration upon Completion of Term. If Consultant remains in continuous service as a consultant to the Company through December 31, 2027 (the expiration of the Term) and has not been terminated as a consultant by the Company for Cause (as defined in the Employment Agreement) or voluntarily resigned his consultant role, then upon such date, twenty-five percent (25%) of Consultant’s then-unvested restricted stock under the Equity Awards shall automatically vest. This vesting acceleration shall be in addition to any restricted stock that vests in accordance with the original vesting schedules in the Equity Awards over the course of the Term pursuant to Section 6(a). For the avoidance of doubt, the acceleration provisions set forth in the Equity Awards and the Plan shall remain in full force and effect, except as expressly modified by this Section 6. Any unrestricted stock that remains unvested following the expiration of the Term and the application of this Section 6 shall be forfeited without consideration as provided in the Equity Awards. (c) Forfeiture. Notwithstanding the foregoing, if Consultant’s service is terminated by the Company for Cause, or if Consultant voluntarily resigns prior to the expiration of the Term, all unvested Equity Awards shall immediately be forfeited to the Company with no compensation or other payment due to Consultant. For purposes of clarity, the forfeiture provisions set forth in the Equity Awards and the Plan shall remain in full force and effect, except as expressly modified by this Section 6. (d) Required Approvals. The parties acknowledge that any modification to the Equity Awards pursuant to this Agreement may constitute an amendment to the Equity Awards and shall be subject to and conditioned upon any required approvals under the Plan. 7. Term and Termination. The term of this Agreement shall commence on the Effective Date and shall terminate on December 31, 2027 (the “Term”), unless earlier terminated in accordance with this Section 7. Either party may terminate this Agreement at any time upon thirty (30) days’ prior written notice to the other party. The Company may terminate this Agreement immediately for Cause (as defined in the Employment Agreement).

4 8. No Breach of Contract. Consultant hereby represents to Company that, as of the date hereof and as of the Effective Date: (i) the execution and delivery of this Agreement by Consultant and Company and the performance by Consultant of the Services hereunder do not and shall not constitute a breach of, conflict with, or otherwise contravene or cause a default under, the terms of any other agreement or policy to which Consultant is a party or otherwise bound or any judgment, order or decree to which Consultant is subject; (ii) that Consultant has no information (including, without limitation, confidential information and trade secrets) relating to any other individual, company or other entity which would prevent, or be violated by, Consultant entering into this Agreement or performing the Services hereunder; (iii) Consultant is not bound by any employment, consulting, non-compete, confidentiality, trade secret or similar agreement (other than this Agreement and the Employment Agreement) with any other individual, company or other entity which would prevent, or be violated by, Consultant entering into this Agreement or performing the Services hereunder; and (iv) Consultant understands Company will rely upon the accuracy and truth of the representations and warranties of Consultant set forth herein and Consultant consents to such reliance. 9. Release. (a) Initial Release. In exchange for the benefits provided in Section 6 herein, upon or promptly following the Effective Date (and in any event within twenty-one (21) days following the Effective Date), Consultant shall execute a general release agreement in substantially the form attached hereto as Exhibit B (the “Initial Release”). Consultant acknowledges that this Agreement and the Company’s obligation to provide the benefits described in Section 6 above is conditioned upon Consultant’s execution of the Initial Release and Consultant not revoking the Initial Release pursuant to any revocation rights afforded by applicable law. (b) Final Release. Upon the expiration or earlier termination of this Agreement, Consultant agrees to execute a final general release in substantially the same form as the Initial Release, but modified to take into account Consultant’s independent contractor status (the “Final Release”), which shall release all claims arising out of or in any way connected with the consulting relationship contemplated by this Agreement. The Final Release shall be a condition to Consultant’s receipt of any acceleration benefits described in Section 6(b) above. The Company shall likewise execute and deliver to Consultant a mutual release of claims, releasing any claims the Company may have against Consultant arising out of or in any way connected with Consultant’s employment and consulting relationship with the Company, except for claims arising from Consultant’s fraud, willful misconduct, or breach of this Agreement or the Employment Agreement. 10. Survival of Employment Agreement Provisions. Consultant acknowledges and agrees that the following provisions of the Employment Agreement, as amended, shall survive the termination of Consultant’s employment with the Company and shall remain in full force and effect per their terms during and after the Term: (a) Section 7 (Non-Competition Obligation), (b) Section 8 (Non-Solicitation Obligation), (c) Section 9 (Confidentiality), (d) Section 10 (Reasonableness of Scope and Duration), and (e) Sections 11 through 24 of the Employment Agreement. For the avoidance of doubt, Consultant’s obligations under such sections of the Employment Agreement

5 are in addition to, and not in lieu of, Consultant’s obligations under this Agreement. Consultant and Company hereby voluntarily and knowingly agree that, in exchange for the benefits and consideration herein, the Restricted Period (as defined in the Employment Agreement) shall be extended to twelve (12) months after the end of the Term. 11. Cooperation. Following the Term, Consultant agrees to reasonably cooperate with Company concerning any litigation or regulatory matters about which Consultant may have relevant knowledge or information. 12. Entire Agreement; Interpretation. This Agreement, together with the Employment Agreement (to the extent its provisions survive as set forth in Section 10 above) and the Equity Awards (as amended by Section 6 above), constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof, written or otherwise, except as expressly set forth herein. This Agreement may be amended or modified only by a written instrument executed by each of the parties to this Agreement. 13. Assignment; Binding Effect. This Agreement shall inure to the benefit of, and be enforceable by, Company and its successors and assigns; however, this Agreement is personal to Consultant and may not be assigned by Consultant in whole or in part. 14. Severability. If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. 15. Governing Law. This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of Texas, without regard to conflicts of laws principles. 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Photographic or other electronic copies of such signed counterparts may be used in lieu of the originals for any purpose. 17. Notices. Any notice to Company required or permitted under this Agreement shall be given in writing to Company, by email addressed to the Chief Executive Officer of the Company, or if there is no such officer at such time, the Chair of the Board of Directors of Company, in each case by email to the email address for such officer or director. Any such notice to Consultant shall be given in a like manner at his email address then shown in Company’s files. 18. Legal Counsel. Each party recognizes that this is a legally binding contract and acknowledges and agrees that each party has had the opportunity to consult with legal counsel of its choice. IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first written above.

6 CONSULTANT By: /s/ John R. Anderson, D.O. John R. Anderson, D.O. COMPANY Concentra Health Services, Inc. By: /s/ Matthew DiCanio Name: Matthew DiCanio Title: President and CFO [Signature Page to Consulting Agreement]

A-7 EXHIBIT A SCHEDULE OF OUTSTANDING EQUITY AWARDS Award Agreement Type of Units Grant Date Vesting Dates Outstanding Units 2024 Restricted Stock Agreement Restricted Stock November 26, 2024 [November 26, 2026] 15,000 [November 26, 2027] 15,000 [November 26, 2028] 15,000 2025 Restricted Stock Agreement Restricted Stock November 4, 2025 [November 4, 2026] 15,000 [November 4, 2027] 15,000 [November 4, 2028] 15,000 [November 4, 2029] 15,000

B-1 EXHIBIT B FORM OF GENERAL RELEASE AGREEMENT 1. Release. In exchange for the consideration provided by Concentra Health Services, Inc, (the “Company”) in the Consulting Agreement entered into between the Company and John R. Anderson, D.O. (“Executive”) on July 6, 2026 (the “Consulting Agreement”), Executive, on Executive’s own behalf and on behalf of Executive’s descendants, dependents, heirs, executors, administrators, assigns and successors, and each of them, hereby acknowledges full and complete satisfaction of and releases and discharges and covenants not to sue the Company, Concentra Group Holdings Parent, Inc. (“Parent”), and their respective divisions, subsidiaries, parents, or affiliated corporations, past and present, and each of them, as well as its and their respective assignees, successors, directors, officers, stockholders, partners, representatives, attorneys, agents or employees, past or present, or any of them (individually and collectively, “Releasees”), from and with respect to any and all claims, agreements, obligations, demands and causes of action, known or unknown, suspected or unsuspected, arising out of or in any way connected with Executive’s employment or any other relationship with or interest in the Company, Parent, or their affiliates, or the termination thereof, including without limiting the generality of the foregoing, any claim for severance pay, profit sharing, bonus or similar benefit, pension, retirement, life insurance, health or medical insurance or any other fringe benefit, or disability, or any other claims, agreements, obligations, demands and causes of action, known or unknown, suspected or unsuspected resulting from any act or omission by or on the part of Releasees committed or omitted prior to the date of this General Release Agreement (this “Agreement”) set forth below, including, without limiting the generality of the foregoing, any claim under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act, Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), the Texas Labor Code, Texas Commission on Human Rights Act, Texas Whistleblower Act, Texas Payment of Wages Act, or any other federal, state or local law, regulation, ordinance, constitution or common law (collectively, the “Claims”); provided, however, that the foregoing release does not apply to any obligation of the Company to Executive pursuant to any of the following: (1) any obligations under the Consulting Agreement; (2) any equity-based awards previously granted by the Company or Parent to Executive, to the extent that such awards continue after the termination of Executive’s employment with the Company in accordance with the applicable terms of such awards and the Consulting Agreement; (3) any right to indemnification that Executive may have pursuant to the Company’s or Parent’s bylaws, their corporate charters, under any written indemnification agreement with the Company or Parent (or any corresponding provision of any subsidiary or affiliate of the Company or Parent), or as required by law with respect to any loss, damages or expenses (including but not limited to attorneys’ fees to the extent otherwise provided) that Executive may in the future incur with respect to Executive’s service as an employee, officer or director of the Company, Parent, or any of their subsidiaries or affiliates; (4) with respect to any rights that Executive may have to insurance coverage for such losses, damages or expenses under any Company (or Parent, subsidiary or affiliate) directors and officers liability insurance policy; (5) any rights to continued medical and dental coverage that Executive may have under COBRA; (6) any rights to payment of benefits that Executive may have under a retirement plan sponsored or maintained by the Company or Parent that is intended to qualify under Section

B-2 401(a) of the Internal Revenue Code of 1986, as amended; or (7) any deferred compensation or supplemental retirement benefits that Executive may be entitled to under a nonqualified deferred compensation or supplemental retirement plan of the Company or Parent. In addition, this release does not cover any Claim that cannot be so released as a matter of applicable law. Notwithstanding anything to the contrary herein, nothing in this Agreement prohibits Executive from filing a charge with or participating in an investigation conducted by any state or federal government agencies. However, Executive does waive, to the maximum extent permitted by law, the right to receive any monetary or other recovery, should any agency or any other person pursue any claims on Executive’s behalf arising out of any claim released pursuant to this Agreement. For clarity, and as required by law, such waiver does not prevent Executive from accepting a whistleblower award from the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended. Executive acknowledges and agrees that he has received any and all leave and other benefits that he has been and is entitled to pursuant to the Family and Medical Leave Act of 1993. 2. Acknowledgement of Payment of Wages. Executive acknowledges that Executive has received all amounts owed for his regular and usual compensation (including, but not limited to, any salary, bonus, incentive or other wages), and usual benefits, in each case, earned or accrued through Executive’s last date of employment under the Employment Agreement. Executive acknowledges that he has been paid in full for all services provided as an employee of the Company and hereby waives any claim for further payments under the Employment Agreement. 3. Waiver of Unknown Claims. This Agreement is intended to be effective as a general release of and bar to each and every Claim hereinabove specified. Accordingly, Executive hereby expressly waives any rights and benefits conferred by any similar provision of any applicable state law providing that a general release does not extend to claims which the releasing party does not know or suspect to exist in his favor at the time of executing the release, which if known by him would have materially affected his settlement with the released party. Executive acknowledges that Executive later may discover claims, demands, causes of action or facts in addition to or different from those which Executive now knows or believes to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected its terms. Nevertheless, Executive hereby waives, as to the Claims, any claims, demands, and causes of action that might arise as a result of such different or additional claims, demands, causes of action or facts. 4. ADEA Waiver. Executive expressly acknowledges and agrees that by entering into this Agreement, Executive is waiving any and all rights or claims that he may have arising under the ADEA, and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Executive signs this Agreement. Executive further expressly acknowledges and agrees that: (a) In return for this Agreement, Executive will receive consideration beyond that which he was already entitled to receive before executing this Agreement;

B-3 (b) Executive is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement; (c) Executive was given a copy of this Agreement on the dates specified in Section 9 of the Consulting Agreement, and informed that he has twenty one (21) days within which to consider this Agreement and that if he wishes to execute this Agreement prior to the expiration of such 21-day period he will have done so voluntarily and with full knowledge that Executive is waiving his right to have twenty one (21) days to consider this Agreement; and that such twenty one (21) day period to consider this Agreement would not and will not be re-started or extended based on any changes, whether material or immaterial, that are or were made to this Agreement in such twenty one (21) day period after Executive received it; (d) Executive was informed that he has seven (7) days following the date of execution of this Agreement in which to revoke this Agreement, and this Agreement and the Consulting Agreement will become null and void if Executive elects revocation during that time. Any revocation must be in writing and must be received by the Company during the seven-day revocation period. In the event that Executive exercises this revocation right, neither the Company nor Executive will have any obligation under this Agreement or the Consulting Agreement. Any notice of revocation should be sent by Executive in writing to the Company (attention Chief Executive Officer), 5080 Spectrum Drive, Suite 1200W, Addison, TX 75001, so that it is received within the seven-day period following the execution of this Agreement by Executive; and (e) Nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law. 5. No Transferred Claims. Executive represents and warrants to the Company that Executive has not heretofore assigned or transferred to any person not a party to this Agreement any released matter or any part or portion thereof; provided that this Section 5 does not relate to any report, filing, or claim made to or with any government agency. 6. Miscellaneous. The following provisions shall apply for purposes of this Agreement: (a) Number and Gender. Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders. (b) Section Headings. The section headings of, and titles of paragraphs and subparagraphs contained in, this Agreement are for the purpose of convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation thereof. (c) Governing Law. This Agreement, and all questions relating to its validity, interpretation, performance and enforcement, as well as the legal relations hereby created

B-4 between the parties hereto, shall be governed by and construed under, and interpreted and enforced in accordance with, the laws of the State of Texas, notwithstanding any Texas or other conflict of law provision to the contrary. (d) Severability. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable. (e) Modifications. This Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Agreement, which agreement is executed by both of the parties hereto. (f) Waiver. No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach. (g) Counterparts. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose. (h) Capitalized Terms. Any capitalized terms not defined herein shall be defined as set forth in the Consulting Agreement. [Remainder of page intentionally left blank]

B-5 The undersigned have read and understand the consequences of this Agreement and voluntarily sign it. COMPANY Executive Concentra Health Services, Inc. By: /s/ Matthew DiCanio . /s/ John R. Anderson, D.O. . Name: Matthew DiCanio John R. Anderson, D.O. Title: President and CFO